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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-43208 of Adaytum Software, Inc. (formerly Adaytum KPS Software Limited) on Form S-1 of our report dated June 16, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




Deloitte & Touche LLP
Minneapolis, Minnesota
September 29, 2000